Exhibit 99.1
For Immediate Release
Company Contact:
Robert Bannon
Vice President, Investor Relations & Corporate Communications
MiddleBrook Pharmaceuticals, Inc.
rbannon@middlebrookpharma.com
301-944-6710
MiddleBrook Pharmaceuticals Announces Stockholder Approval
and Closing of $100 Million Financing Transaction with Equity
Group Investments
GERMANTOWN, Md. – September 4, 2008 – MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced that it has received stockholder approval of the financing transaction under its previously announced agreement with EGI-MBRK, L.L.C. (EGI), an affiliate of Equity Group Investments, L.L.C. The transaction, which closed today, includes a $100 million equity investment in MiddleBrook and related amendments to the Company’s stock incentive plan.
“This is a new chapter for MiddleBrook,” stated John Thievon, president and CEO. “We will be commercializing the business to bring MOXATAG to market. The product has tremendous market potential, as do our proprietary PULSYS pipeline products.”
At today’s special meeting of stockholders, MiddleBrook shareholders overwhelmingly approved:
•	the issuance to EGI of 30,303,030 shares of MiddleBrook common stock and a five-year warrant to purchase an aggregate of 12,121,212 shares of common stock at an exercise price of $3.90 per share, for an aggregate purchase price of $100 million; and

•	an amendment to the MiddleBrook Pharmaceuticals, Inc. Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares, from 9,348,182 shares to 16,348,182 shares, and to increase the maximum number of shares of common stock that may be granted as awards under the plan during any one fiscal year to any one individual from 1,000,000 shares to 3,000,000 shares.
Of the approximately $100 million of gross proceeds received from EGI, MiddleBrook has used (i) approximately $11 million to repurchase its Keflex assets previously sold to certain funds affiliated with Deerfield Management, and to terminate its ongoing royalty obligations to certain Deerfield entities, and (ii) approximately $8.8 million to redeem warrants to purchase an aggregate of 3.0 million shares of common stock from certain Deerfield entities. The Company intends to use the balance of the proceeds to support the creation of a sales and marketing infrastructure supporting the commercial launch of MOXATAG™, for restarting the clinical development of its once-daily

PULSYS® version of Keflex® and the pediatric version of its Amoxicillin PULSYS product which were previously on-hold, and for working capital and general corporate purposes.
As part of the agreement with EGI, John Thievon will replace Edward M. Rudnic, Ph.D. as MiddleBrook’s President and CEO and will also assume his seat on the Company’s Board of Directors. In addition, David Becker has been appointed as MiddleBrook’s Executive Vice President, Finance and CFO, replacing Robert C. Low as MiddleBrook’s principal financial officer. Dr. Rudnic and Mr. Low will continue to serve as consultants to the Company. MiddleBrook has also expanded the size of its Board of Directors from seven to nine members, adding new directors William C. Pate and Mark Sotir, both Managing Directors at Equity Group Investments, L.L.C.
The shares of common stock proposed to be issued to EGI and the shares issuable upon the exercise of the related warrant will not be registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The shares and warrants were offered and sold only to EGI. MiddleBrook has agreed to file a registration statement with the SEC covering the resale of the shares, the shares underlying the warrant and any additional shares of common stock that may be issued to or purchased by EGI or its permitted transferees after the date of the closing.
ABOUT EQUITY GROUP INVESTMENTS, L.L.C.:
Equity Group Investments, L.L.C. is a Chicago-based private investment firm that has an active portfolio spanning industries and continents with interests in finance, energy, pharmaceuticals, transportation, media, telecommunications and real estate. Founded 40 years ago by financier Sam Zell, the firm has a successful track record of investing in and partnering with companies to maximize their potential. Equity Group Investments, L.L.C.’s origins were in commercial real estate, and the company served as the catalyst for three of the largest real estate investment trusts in the industry’s history.
ABOUT MIDDLEBROOK PHARMACEUTICALS:
MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK) is a pharmaceutical company focused on the development and commercialization of anti-infective drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in “pulses” are killed more efficiently and effectively than those under standard treatment regimens. Based on this finding, MiddleBrook has developed a proprietary, once-a-day pulsatile delivery technology called PULSYS®. The Company currently markets the Keflex® brand of cephalexin and has received regulatory approval for MOXATAG™ – the first and only once-daily amoxicillin product approved for marketing in the U.S. For more on MiddleBrook, please visit www.middlebrookpharma.com.
ABOUT MOXATAG:
MOXATAG™ (amoxicillin extended-release) tablets are a once-a-day extended-release formulation of amoxicillin for oral administration consisting of three components: one immediate-release and two delayed-release. The three components are combined in a specific ratio to prolong the release of amoxicillin from MOXATAG compared to immediate-release amoxicillin. MOXATAG is intended to provide a lower treatment dose, once-daily alternative to currently approved penicillin and amoxicillin regimens for the treatment of adults and pediatric patients 12 years and older with tonsillitis and/or pharyngitis.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on MiddleBrook’s current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the Company’s future development plans, clinical trials, potential commercial success, and any financial forecasts included in this announcement.
The actual results realized by MiddleBrook could differ materially from these forward-looking statements, depending in particular upon the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company’s financial results and the ability of the Company to (1) raise additional capital and continue as a going concern, (2) increase Keflex 750 sales, (3) retain marketing approval for its MOXATAG product, (4) successfully reduce costs, (5) reach profitability, (6) prove that the preliminary findings for its product candidates are valid, (7) receive required regulatory approvals, (8) successfully conduct clinical trials in a timely manner, (9) establish its competitive position for its products, (10) develop and commercialize products that are superior to existing or newly developed competitor products, (11) develop products without any defects, (12) have sufficient capital resources to fund its operations, (13) protect its intellectual property rights and patents, (14) implement its sales and marketing strategy, (15) successfully attract and retain collaborative partners, (16) successfully commercialize and gain market acceptance for its Keflex products, (17) successfully obtain sufficient manufactured quantities of its drug products at acceptable rates, and (18) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. MiddleBrook undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.
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